STOCK OPTION AGREEMENT, entered into on the 10th day of May, 2001, between DCAP GROUP, INC., a Delaware corporation (the "Company"), and BARRY GOLDSTEIN (the "Optionee").


     WHEREAS, simultaneously herewith, the Company is entering into an Employment Agreement with the Optionee (the "Employment Agreement") pursuant to which the Optionee is to perform certain employment duties and services for the Company; and

     WHEREAS, the Company desires to provide to the Optionee an additional incentive to promote the success of the Company.

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Optionee the right and option to purchase Common Shares of the Company under and pursuant to the terms and conditions of the Company's 1998 Stock Option Plan (the "Plan") and upon the following terms and conditions:

1. GRANT OF OPTION. The Company hereby grants to the Optionee the right and option (the "Option") to purchase up to One Million (1,000,000) Common Shares of the Company (the "Option Shares") during the following periods:

     (a) All or any part of Four Hundred Thousand (400,000) Common Shares may be purchased during the period commencing on March 31, 2002 and terminating at 5:00 P.M. on March 31, 2006 (the "Expiration Date").

     (b) All or any part of Two Hundred Thousand (200,000) Common Shares may be purchased during the period commencing on March 31, 2003 and terminating at 5:00 P.M. on the Expiration Date.

     (c) All or any part of Two Hundred Thousand (200,000) Common Shares may be purchased during the period commencing on March 31, 2004 and terminating at 5:00 P.M. on the Expiration Date.

     (d) All or any part of Two Hundred Thousand (200,000) Common Shares may be purchased during the period commencing on March 31, 2005 and terminating at 5:00 P.M. on the Expiration Date.

2.   NATURE OF  OPTION.  The  Option is  intended  to meet the  requirements  of
Section 422 of the Internal Revenue Code of 1986, as amended, relating to "incentive stock options."

3. EXERCISE PRICE. The exercise price of each of the Option Shares shall be Twenty-Five Cents ($.25) (the "Option Price").

4. EXERCISE OF OPTIONS. The Option shall be exercised in accordance with the provisions of the Plan. As soon as practicable after the receipt of notice of exercise and payment of



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the Option  Price as provided for in the Plan,  the Company  shall tender to the
Optionee a certificate issued in the Optionee's name evidencing the number of Option Shares covered thereby.

5. TRANSFERABILITY. The Option shall not be transferable other than by will or the laws of descent and distribution and, during the Optionee's lifetime, shall not be exercisable by any person other than the Optionee.

6.   TERMINATION  OF  EMPLOYMENT.  Once any  portion of the Option has vested in accordance with Paragraph 1 hereof, that portion of the Option shall remain exercisable until the Expiration Date notwithstanding any subsequent termination of employment with the Company or its subsidiaries for any reason whatsoever. In addition, in the event the Optionee's employment with the Company is terminated by the Company without "cause" (as defined in the Employment Agreement), that portion of the Option that, following such termination date, would have next vested in accordance with Paragraph 1 hereof shall become immediately exercisable and shall remain exercisable until the Expiration Date notwithstanding such termination of employment.

7. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

8. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and delivered personally or sent by facsimile transmission, overnight mail or courier or registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at 90 Merrick Avenue, East Meadow, NY 11554, Attention: Secretary (fax number: (516) 794-4529), and to the Optionee at the address set forth below or to such other address as either party may hereafter designate in writing to the other party in accordance with the provisions hereof. Notices shall be deemed to have been given on the date of mailing or transmission, except notices of change of address, which shall be deemed to have been given when received.

9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

10. ENTIRE AGREEMENT. This Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged. No amendment on the part of the Company shall be valid unless approved by its Board of Directors.

11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, excluding choice of law rules thereof.

12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

13. FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile shall be deemed original signatures.


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14.  REPRESENTATION BY COUNSEL;  INTERPRETATION.  The Optionee acknowledges that
he  has  been   represented  by  counsel  in  connection  with  this  Agreement.
Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the Optionee. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

15. HEADINGS. The headings and captions under sections and paragraphs of this Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                              DCAP GROUP, INC.


                                              By: /s/ Morton L. Certilman
                                                 -------------------------------
                                                 Morton L. Certilman, Secretary


                                              /s/ Barry Goldstein
                                              ----------------------------------
                                              Barry Goldstein

                                              P.O. Box 450
                                              Hewlett, New York  11557
                                              ----------------------------------
                                              Address

                                              (516) 374-4484
                                              ----------------------------------
                                              Fax Number




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